EXHIBIT 23.1

Consent of PricewaterhouseCoopers LLP

The Board of Directors and Stockholders of
Micro Linear Corporation:

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 2002, relating to the financial statements and financial statement schedule, which appears in Micro Linear Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California September 13, 2002

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